THRIVENT SERIES FUND, INC.

                                 Form N-SAR for
                          Fiscal Period Ended 12-31-08


                                INDEX TO EXHIBITS




EXHIBIT NO.       ITEM

1.                Report on internal control by Independent Public Accountants.
                  (Item 77.B.)

2.                Transactions effected pursuant to Rule 10f-3.  (Item 77.O.)



             Report of Independent Registered Public Accounting Firm

To Board of Directors and Shareholders
  of the Thrivent Series Fund, Inc.:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of each of the forty-one Funds constituting the Thrivent Series Fund, Inc., (hereafter referred to as the "Funds") at December 31, 2008, and the results of each of their operations, the changes in each of their net assets and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP

Minneapolis, MN
February 17, 2009